UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2014

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2014, Olin’s Board of Directors authorized Olin to enter into Executive Change in Control Agreements with Joseph D. Rupp, John E. Fischer and John L. McIntosh (collectively, the “Executives”), in each case effective January 29, 2014. The Executive Change in Control Agreements are intended to replace the Executive Change in Control Agreements previously entered into by Olin and the Executives (such agreements, collectively, the “Prior CIC Agreements”), which expired on January 26, 2014. The Executive Change in Control Agreements are substantially similar to the Prior CIC Agreements, with material differences being that the Executive Change in Control Agreements:

•	Condition the Executive’s receipt of severance and other termination benefits on the delivery by the Executive of a release of claims.

•	Contain restrictive covenants.

•
Eliminate the income tax gross-up for golden parachute excise taxes incurred by the Executive, substituting a “best net after-tax” payment approach that would reduce payments and benefits that would otherwise be provided to the Executive in connection with a change in control if the reduction would result in the Executive receiving greater amounts of payments and benefits on a net after-tax basis.

•	Address the treatment of equity awards held by the Executive upon termination of employment in connection with a change in control.

Below is a summary of the material terms of the Executive Change in Control Agreements. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Executive Change in Control Agreement with Messrs. Rupp, Fischer and McIntosh, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Termination Payments and Benefits. The Executive Change in Control Agreements provide that if an Executive’s employment terminates without cause or for good reason (each, as defined in the Executive Change in Control Agreements) at any time during the three-year period following a change in control (as defined in the Executive Change in Control Agreements), the Executive will be entitled to the following payments and benefits:

•
A cash severance payment (payable in a lump sum or, to the extent required to comply with applicable tax laws, installments) in an amount equal to three times the sum of (A) the Executive’s then current base salary plus (B) the average annual bonus received by the Executive in respect of the three calendar years prior to the year of the Executive’s termination of employment or the Executive’s target annual bonus for the year of termination, whichever is greater.

•
36 months of retirement plan contributions under Olin’s defined contribution plans, based on the Executive’s severance payment (payable in a lump sum or, to the extent required to comply with applicable tax laws, installments).

•
36 months of coverage (on the same basis as similarly situated employees) under Olin’s medical, dental and life insurance plans, followed by coverage pursuant to COBRA. If, at the end of such period of coverage, the Executive has satisfied the eligibility requirements to participate in Olin’s post-retirement medical and dental plan, the Executive will be entitled to continue participation in Olin’s medical and dental plans until age 65 on the same basis as similarly situated employees of Olin.

•
If the Executive’s termination of employment occurs during or after the second calendar quarter of any year, the Executive will be entitled to receive the Executive’s target bonus for the year in which the Executive’s employment is terminated, pro-rated based on the portion of the year that the Executive was employed.

•	12 months of outplacement services.

Treatment of Equity Awards. The Executive Change in Control Agreements provide that, notwithstanding their terms, equity awards held by the Executive (other than performance shares) will not vest upon a change in control unless the acquirer fails to either assume such awards or substitute equivalent awards. Instead, all such outstanding equity awards (other than performance shares, which will vest upon a change in control), whether granted before or after the change in control, will automatically become fully vested (and, in the case of stock options, exercisable) upon the Executive’s termination of employment without cause or for good reason at any time during the three-year period following a change in control.
Reduction of Severance If Close to Retirement Age. The Executive Change in Control Agreements provide that if the Executive would have been required by Olin policy to retire at age 65 and the Executive will reach age 65 during the 36-month period following the date of termination, then (A) the severance payments, (B) continuation of coverage under Olin’s medical, dental and life insurance plans and (C) retirement contributions provided to the Executive under the Executive Change in Control Agreement will, in each case, be reduced so that the Executive receives such payments, benefits and contributions only with respect to the period prior to the date of the Executive’s 65th birthday.
Release Requirement. With the exception of continued coverage under Olin’s medical, dental and life insurance plans, in order for the Executive to be entitled to receive the termination payments and benefits under the Executive Change in Control Agreement, the Executive must first execute a waiver and release of any claims against Olin and its affiliates, and such release must become irrevocable on or prior to the 59th day after the date of the Executive’s termination of employment.
Restrictive Covenants. If the Executive’s employment is terminated without cause or for good reason during the three-year period following the change in control then, for one year following the date of termination (or, if earlier, until the Executive attains age 65), the Executive would be subject to restrictive covenants that prohibit (A) the Executive’s solicitation and hiring of Olin’s employees and (B) disclosure by the Executive of certain information relating to Olin’s customers. The Executive would also be prohibited from disparaging Olin or its business. Furthermore, regardless of the circumstances under which the Executive’s employment terminates, the Executive will be prohibited from disclosing Olin’s trade secrets and other confidential information.
Golden Parachute Excise Taxes. Under the Executive Change in Control Agreements, the Executive is not entitled to a gross-up for golden parachute excise taxes incurred under Section 280G of the Internal Revenue Code of 1986, as amended. Instead, if payments and benefits under the Executive Change in Control Agreements would result in the Executive’s becoming subject to the golden parachute excise tax, then the payments and benefits provided to the Executive will be reduced if reduction would result in the Executive receiving a greater amount of payments and benefits (on a net after-tax basis) than the payments and benefits that the Executive would receive if the full amount of such payments and benefits were paid to the Executive.
Anticipatory Termination. The Executive Change in Control Agreements also provide that the Executive will be treated as if his employment had terminated during the three-year period following a change in control if his employment terminates without cause or for good reason prior to, and under certain circumstances that are related to, a change in control that actually occurs.

Item 9.01.    Exhibits.

(d) Exhibit No.	Exhibit
10.1	Form of Executive Change in Control Agreement with Joseph D. Rupp, John E. Fischer and John L. McIntosh, dated as of January 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Senior Vice President, General Counsel and Secretary

Date: January 30, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Form of Executive Change in Control Agreement with Joseph D. Rupp, John E. Fischer and John L. McIntosh, dated as of January 29, 2014.